SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2007

APPLE HOSPITALITY TWO, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

000-49748	54-2010305
(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 344-8121

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 2, 2007, Apple Hospitality Two, Inc. (the Company or Apple) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it had entered into a letter of intent with ING Clarion Partners (ING). The letter provides ING with an exclusivity period until February 2, 2007 during which the companies will negotiate to enter into a purchase contract for the sale of the Company. During the exclusivity period, the Company has agreed not to negotiate with any other party regarding the sale of the Company. A contract, if any, would be subject to shareholder approval and an inspection period during which ING could review all of the Company’s books and records and negotiate with the Company’s third party property managers and franchisors regarding the associated management and franchise agreements. As a result, there can be no assurance that the Company and ING will enter into a merger agreement or that a sale will occur.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

(d)	Exhibit No.	Description

	99.1	Press Release, dated January 2, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY TWO, INC.

Date: January 2, 2007	By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer